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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report: September 19, 1997

               Date of Earliest Event Reported: September 11, 1997

                       VALLEY NATIONAL GASES INCORPORATED
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             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
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         (State or other jurisdiction of incorporation or organization)

            000-29226                               23-2888240
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    (Commission File Number)           (I.R.S. Employer Identification No.)

                 67 43rd Street, Wheeling, West Virginia 26003
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           (Address of principal executive office, including zip code)

                                 (304) 232-1541
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     On September 11, 1997, Valley National Gases Incorporated entered into an agreement with Goss Brothers Welding Supply, Inc. ("Goss Brothers") for the purchase of the industrial gas and welding supply distribution business of Goss Brothers. The transaction is expected to be completed within 30 days and is subject to customary closing conditions.

     Goss Brothers has seven locations located in Western Pennsylvania and headquarters in Falls Creek, Pennsylvania. Goss Brothers had annualized sales of $7 million in the 12-month period ended June 30, 1997. The business to be acquired offers a full range of products, including industrial gases, welding supplies, arc equipment, safety supplies and propane to a broad and established customer base.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable.

         (C)      EXHIBITS.

                  99.1      Press Release dated September 11, 1997


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VALLEY NATIONAL GASES INCORPORATED

                                         By:  /s/ ROBERT D. SCHERICH
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                                             Robert D. Scherich
                                             Chief Financial Officer

Date:   September 19, 1997

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